UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 6, 2003

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

ITEM 5.  Other Events.

La Quinta Properties, Inc. (the “Company”) announced today that it intends to offer senior notes pursuant to a private placement.  The Company expects that the net proceeds from the proposed private placement will be used principally to pay for securities tendered for by the Company under a previously announced tender offer and to repay amounts outstanding under the Company’s senior credit facility.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption for such registration requirements.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2003	LA QUINTA PROPERTIES, INC.

	By:	/s/ Sandra K. Michel
	Name:	Sandra K. Michel
	Title:	Senior Vice President and General Counsel